Sub-Item 77Q1(d):

During the six-month period ended May 31, 2016, ALPS ETF Trust (the “Registrant”) offered the following series:

Series	Registration Statement
Sprott Buzz Social Media Insights ETF (“BUZ”)	Post-Effective Amendment No. 273 (SEC Accession No. 0001398344-16-011981)

Post-Effective Amendment No. 273 include the terms of BUZ and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.